ESCROW AGREEMENT

ESCROW AGREEMENT, dated April 6, 2007, between Sheridan Asset Management, LLC (“Sheridan”), Universal Property Development and Acquisition Company (“UPDA”) and Katten Muchin Rosenman LLP (the “Escrow Agent”).

WHEREAS, SHERIDAN proposes to extend certain financial accommodations (the “Accommodation”) to UPDA in the amount of approximately $2,726,250 and SHERIDAN and UPDA have agreed upon the general terms and conditions of the Accommodation and anticipate closing the Accommodation on April 9, 2007 (the “Closing”).

NOW, THEREFORE, SHERIDAN and UPDA agree as follows:

1. On the date hereof, SHERIDAN has transferred to an Escrow Account maintained by the Escrow Agent the sum of $2,726,250 (the “Escrow Fund”). The Escrow Fund shall be maintained in cash in a non-interest bearing account of the Escrow Agent and disbursed by the Escrow Agent only in accordance with the provisions of this Agreement.

2. Upon delivery to Escrow Agent of a written notice in the form attached hereto (the “Escrow Notice”) signed by SHERIDAN and UPDA, the Escrow Agent shall deliver the entire Escrow Fund in accordance with the payment instructions contained therein.

3. If SHERIDAN and UPDA fail to deliver an Escrow Notice with respect to the Escrow Fund to the Escrow Agent within one month of the date hereof, the entire amount of the Escrow Fund shall be transferred to SHERIDAN in accordance with payment instructions delivered by SHERIDAN at that time.

4. The Escrow Agent may act or refrain from acting in respect of any matter arising in connection with the administration of the Escrow Fund, shall have no duties or obligations other than as stated herein and shall be protected in acting upon any notice, certificate or other communication, not only as to the due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it shall in good faith reasonably believe to be valid and to have been signed or presented by a proper person or persons. The Escrow Agent shall have no liability or responsibility hereunder for any act or omission to act except for its own gross negligence or willful misconduct. The Escrow Agent shall not be bound by any notice, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless in writing delivered to the Escrow Agent, and, if the duties of the Escrow Agent are affected, unless it shall have given its prior written consent thereto. The Escrow Agent may, at any time, upon notice to SHERIDAN and UPDA, for any reason whatsoever, either (a) hold the Escrow Fund until otherwise directed by a written instrument signed by SHERIDAN and UPDA or (b) deposit the Escrow Fund in any court of competent jurisdiction pending the final determination of any dispute between the parties hereto.

5. Nothing contained herein shall prevent the Escrow Agent from acting as counsel to SHERIDAN, its affiliated companies or any of their respective directors, officers, equity holders or employees in any dispute with UPDA or any third party which may arise relating to the provisions of the Agreement, the provisions hereof or those of any other agreement, document or instrument delivered in connection therewith or herewith.

6. All reasonable costs and expenses incurred by the Escrow Agent in performing its services under this Agreement shall be paid by UPDA.

7. The Escrow Agent’s duties and responsibilities shall be limited to those expressly set forth in this Agreement, and the Escrow Agent shall not be subject to, nor obliged to recognize, any agreement between, or direction or instruction of, SHERIDAN and UPDA, or any of their respective directors, officers, equity holders or employees, unless reference thereto is made herein; provided, however, that with the Escrow Agent’s written consent, this Agreement may be amended at any time or times by an instrument in writing signed by the Escrow Agent, SHERIDAN and UPDA.

8. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then in any of such events, the Escrow Agent is authorized to rely upon and comply with any such order, writ, judgment or decree, and if it complies with any such order, writ, judgment or decree, it shall not be liable to SHERIDAN or UPDA, their respective affiliates or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9. The Escrow Agent may resign at any time upon ten (10) business days’ prior written notice to SHERIDAN and UPDA. In the case of the Escrow Agent’s resignation, the Escrow Agent’s only duty shall be to deliver all remaining deposits in the Escrow Fund to a successor escrow agent acceptable to SHERIDAN, which acceptance shall be evidenced by the written and signed order of SHERIDAN. If no such order is received by the Escrow Agent within five (5) days after giving such notice, the Escrow Agent is unconditionally and irrevocably authorized and empowered, in its discretion, to appoint a successor escrow agent, which shall be a nationally recognized bank or financial institution of its choosing, and to send any and all items deposited and maintained hereunder to such successor escrow agent.

10. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered United States mail, return receipt requested or, (iii) when sent by telecopy if confirmed as received that day by the receiving party (provided that the original of such notice or communication is sent that day by a means specified in clause (i) or (ii)), addresses and telecopy numbers provided for in the draft transaction documents relating to the Accommodation or at such other address (or addresses) as any of the parties may furnish in writing to the other parties. For all purposes hereof (a) any notice mailed by the Escrow Agent shall be effective at the time it is deposited by the Escrow Agent in the United States mail, whether or not it is actually received, and (b) any notice mailed to the Escrow Agent shall not be effective until actually received by the Escrow Agent.

11. SHERIDAN and UPDA, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any and all loss, damage, claims, liabilities, judgments and other costs and expenses of every kind and nature which may be incurred by the Escrow Agent by reason of its acceptance of, and its performance under, this Agreement, including, without limitation, attorneys’ fees either paid to retained attorneys or amounts representing the fair value of legal services rendered to itself for liabilities incurred (the “Losses”), except to the extent the Losses arise from the gross negligence or willful misconduct of the Escrow Agent.

12. The Escrow Agent shall be automatically released from all responsibility and liability under this Agreement upon the Escrow Agent’s delivery or deposit of the entire amount of the Escrow Fund in accordance with the provisions of this Agreement.

13. This Escrow Agreement constitutes the entire understanding among the parties as to the subject matter hereof and no waiver or modification of the terms hereof shall be valid unless in writing signed by SHERIDAN, UPDA and the Escrow Agent and only to the extent therein set forth.

14. This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and permitted assigns.

16. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

SHERIDAN ASSET MANAGEMENT		KATTEN MUCHIN ROSENMAN LLP
By:		By:
	Name: Title:		Name: Title:

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORP.

By:
Name: Title:

ESCROW NOTICE
________________, 200__

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022-2585

You are hereby directed to transfer the Escrow Fund (as such term is defined in the Escrow Agreement attached thereto) to the following accounts:

1) $100,000 to Sheridan Asset Management, LLC:

JP Morgan Chase
[insert account information]
Account: Sheridan Asset Management, LLC

2) [insert accounts and amounts for payment of counsel to Sheridan and other closing expenses]

3) $1,031,959.63 to SDS Capital Group SPC, Ltd:

[insert account information]

4) $468,040.37 to BayStar Capital II, LP:

[insert account information]

5) $1,000,000 to:

[insert account information for shareholders of Heartland]

Very truly yours, SHERIDAN ASSET MANAGEMENT, LLC
By:
Name: Title:

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION
By:
Name: Title: